FORM 8-A
                                    --------


                       Securities and Exchange Commission
                             Washington, D.C. 20549


                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the

                         Securities Exchange Act of 1934


                         Bangla Property Management Inc.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

Colorado              6531                   84-1595829            059896 10 0
(State or other       (Primary Standard      (I.R.S. Employer      CUSIP Number
jurisdiction          Industrial             Identification
of incorporation      Classification         Number)
or organization)      Number)

                          CSC Corporate Service Company
                              1275 - 1560 Broadway
                                Denver, CO 80202
                               (registered office)

                 448 - 280 Nelson Street, Vancouver, BC V6E 2E2
                       Tel: 306-586-6643 Fax: 310-362-8902
                               (operating office)

                          CSC Corporate Service Company
                              1275 - 1560 Broadway
                                Denver, CO 80202
                                Tel: 303-860-7052
           (Name, address and telephone number for Agent for Service)


        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                Name of each exchange on
to be so registered: Common Shares                 which each class is to be
                     -------------                 registered: NASD OTC:BB
                                                               -----------


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


Securities  Act  registration  statement file number to which this form relates:
333-105903.


Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Shares
                                  -------------
                                 Title of Class

Item 1.  Description of Registrant's Securities to be Registered.
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The  description  of  securities  to be  registered  have been  detailed  in the
Company's SB-2 filed with and declared effective by the Commission on March 12, 2004.

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Item 2.  Exhibits.
------------------


List below all exhibits filed as a part of the registration statement:


All exhibits defining the rights of the holders of each class of ordinary shares of the Company, including any contracts or other documents which limit or qualify the rights of such holders have been detailed in the Company's SB-2 filed with and declared effective by the Commission on March 12, 2004.

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Signature:

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Registrant: Bangla Property Management, Inc.


Date:  March 15, 2004

By: /s/ Shawn Erickson
   ------------------------------------
Shawn Erickson
President and Chief Executive Officer
Chief Financial Officer and Director